Exhibit 99.1

MasterCraft Boat Holdings, Inc. Announces Partial Repayment of Revolving Credit Agreement

VONORE, Tenn. – July 1, 2020 – MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) today announced that it repaid $25 million of its revolving credit agreement on Tuesday, June 30, 2020. In March 2020, the Company drew down $35 million of its revolving credit agreement as a precautionary measure in order to increase its cash position and preserve financial flexibility in response to the uncertainty in the global markets resulting from the COVID-19 pandemic.

Tim Oxley, Chief Financial Officer, commented, “When we originally accessed our revolving credit agreement, we did so in response to the unprecedented uncertainty caused by the COVID-19 pandemic. Although there remains uncertainty over the long-term economic impact of the COVID-19 pandemic, the performance of the business to-date and our cash management activities allow us the flexibility to make this paydown while maintaining a healthy liquidity position.”

About MasterCraft:

MasterCraft is a world-renowned innovator, designer, manufacturer, and marketer of premium performance sport boats. Founded in 1968, MasterCraft has cultivated its iconic brand image through a rich history of industry-leading innovation, and more than four decades after the original MasterCraft made its debut, the company’s goal remains the same - to continue building the world’s best ski, wakeboard, wake surf and luxury performance powerboats.

About MasterCraft Boat Holdings, Inc.

Headquartered in Vonore, TN, MasterCraft Boat Holdings, Inc. (NASDAQ: MCFT) is a leading innovator, designer, manufacturer and marketer of premium recreational powerboats through its four wholly owned brands, MasterCraft, NauticStar, Crest and

Aviara Boats. Through these four brands, MasterCraft Boat Holdings has leading market share positions in three of the fastest-growing segments of the powerboat industry – performance sport boats, outboard saltwater fishing, pontoon boats - while entering the large, growing luxury day boat segment. For more information about MasterCraft Boat Holdings, please visit http://investors.mastercraft.com, www.MasterCraft.com, www.NauticStarBoats.com, www.CrestPontoonBoats.com, and www.AviaraBoats.com.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning the uncertainty over the long-term economic impact of the COVID-19 pandemic, our cash management activities and our liquidity position.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: the potential effects of the coronavirus (COVID-19) pandemic on the Company, general economic conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, changes to U.S. federal income tax law, the overall impact and interpretation of which remain uncertain, and the successful introduction of our new products. These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2019, filed with the Securities and Exchange Commission (the “SEC”) on September 13, 2019, our Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2019, filed with the SEC on February 5, 2020, our Quarterly Report on Form 10-Q for the fiscal quarter ended March 29, 2020, filed with the SEC on May 8, 2020 and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements. The discussion of these risks is specifically incorporated by reference into this press release.

Any such forward-looking statements represent management's estimates as of the date of this press release. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue or cause our views to change, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

Investor Contacts:

MasterCraft Boat Holdings, Inc.

George Steinbarger

Chief Revenue Officer

(423) 884-7141

George.Steinbarger@mastercraft.com

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